City of Buenos Aires, November 9, 2021

IRSA INVERSIONES Y REPRESENTACIONES S.A.

Carlos Della Paolera 261, 9th Floor
(C1001ADA) City of Buenos Aires

Argentina

Ladies and Gentlemen:

We have acted as Argentine legal advisers to IRSA Inversiones y Representaciones S.A. (the “Company”), a corporation organized and existing under the laws of the Argentine Republic (“Argentina”), in connection with the exchange of (a) outstanding IRSA CP Shares for newly-issued IRSA Shares and (b) outstanding IRSA CP ADSs for newly-issued IRSA GDSs, pursuant to the Company’s registration statement on Form F-4 (File No. 333-260383 ), filed with the SEC on October 20, 2021 (as amended, the “Registration Statement”), related to the merger by which IRSA CP intends to merge into the Company by way of absorption, with the Company being the surviving company.

Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

We have examined the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

We have not conducted any investigation of the laws of any jurisdiction other than Argentina. This opinion is given solely in respect of the laws of Argentina as of the date hereof, and not in respect of any other jurisdiction’s law. We have assumed that there is nothing in any other jurisdiction’s law that affects our opinion. In particular, we did not make independent investigations of the Federal Income Tax Law of the United States. In relation to any matters in connection with the Federal Income Tax Law of the United States, we understand that you rely on the opinion issued by Simpson Thacher & Bartlett LLP, acting as United States counsel for the Company, dated as of the date hereof and delivered pursuant to the Registration Statement.

We confirm that we have reviewed the information in the Registration Statement under the caption “Argentine Tax Consequences.” We also confirm to you that, insofar as it relates to Argentine tax law, the discussion set forth in the Registration Statement under the caption “Argentine Tax Consequences,” subject to the qualifications, exceptions, assumptions and limitations contained therein, is our opinion.

In giving this opinion we have made the following assumptions:

i.
that all documents submitted to us as facsimile copies or specimen documents conform to their originals;

ii.
that all documents submitted to us as originals are authentic;

iii.
that all signatures on any documents submitted to us as originals, certified copies or copies are genuine;

iv.
the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

v.
that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

vi.
that, except as specifically otherwise mentioned, there is no provision of the law of any jurisdiction other than Argentina which has any implication in relation to the opinion expressed herein;

Our opinion expressed in the Registration Statement under the caption “Argentine Tax Consequences”, insofar as they purport to constitute summaries of matters of Argentine tax law and regulations or legal conclusions with respect thereto represent our opinion as to the material Argentine tax consequences of the ownership of IRSA Securities by: (i) an individual holder that is resident in Argentina; (ii) an individual holder that is neither domiciled nor resident in Argentina; (iii) a legal entity organized under the laws of Argentina; and (iv) a legal entity that is not organized under the laws of Argentina, that does not have a permanent establishment in Argentina and is not otherwise doing business in Argentina on a regular basis.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and in reference to the caption “Argentine Tax Consequences” in the Registration Statement.

Very truly yours,

/s/ Carolina Zang
Estudio Zang, Bergel & Viñes